                                                                 EXHIBIT 9(b)(2)

                 AMENDMENT TO THE MASTER SUBCUSTODIAN AGREEMENT


         Amendment made as of February, 23rd 1994 (the "Amendment"), between Banco Espirito Santo e Comercial de Lisboa (the "Subcustodian") and Brown Brothers Harriman & Co. (the "Custodian") to the Master Subcustodian Agreement dated April 26, 1989, between the Subcustodian and the Custodian (as heretofore amended) the "Master Subcustodian Agreement".

         In consideration of the mutual convenants and agreements herein contained, the Subcustodian and the Custodian agree that the Master Subcustodian Agreement is hereby amended as follows:

         1. Section 3's introduction and Section 3(a) are amended to read in their entirety as follows:

         "3. The Subcustodian shall hold and dispose of securities held by or deposited with the Subcustodian as follows:

                  (a) The Subcustodian shall (i) open and maintain on its books a separate account or accounts in the name of the Custodian or a nominee of the Custodian as custodian for a single Customer or as custodian for more than one or all Customers generally, provided that any such account(s) shall contain only securities held by the Subcustodian as a fiduciary or custodian for a Customer or Customers (and accordingly shall not contain assets of the Subcustodian or the Custodian); and (ii) open and maintain with Authorized Depositories an account or accounts in its name, provided that any such account(s) shall contain only securities held by the Subcustodian as a fiduciary or custodian for one or more Customers or for its clients generally (and accordingly shall not contain assets of the Subcustodian or the Custodian). All such securities shall be held and disposed of by the Subcustodian for, and subject at all times to the instructions of, the Custodian pursuant to the terms of this Agreement.

         The Subcustodian shall maintain adequate records which identify the securities as being held by it in favor of the Custodian for a Customer or for more than one or all Customers generally (whether such securities are held directly by the Subcustodian or by an Authorized Depository) and in connection therewith shall clearly record such securities on the Subcustodian's books as being held on behalf of the Custodian's Customers and not for the Subcustodian's or the Custodian's own interest. To the extent securities are physically held by the Subcustodian, such securities shall be physically segregated from the assets of the Subcustodian and the Custodian and, to the extent feasible, from the assets of the Subcustodian's other clients.

         Securities which are eligible for deposit in an Authorized Depository may be maintained with the Authorized Depository in an account or accounts for one or more Customers and/or the Subcustodian's clients as described above. Securities which are not deposited in an Authorized Depository shall be held in the following forms: (i) securities issued only in bearer form shall be held in bearer form, (ii) securities issued only in registered form shall be registered in the name of the Subcustodian, the Custodian or the Customer which is the beneficial owner thereof, or in the name of a nominee thereof, and (iii) securities issued in both bearer and registered form which are freely interchangeable without penalty shall be held in bearer form if received in such form or shall be registered in the manner contemplated in clause (ii) if received by the Subcustodian in registered form, unless alternate instructions are furnished by the Custodian".

         2. Section 4's introduction and Section 4(a) are amended to read in their entirety as follows:

         "4. The Subcustodian shall hold and dispose of cash and cash equivalents (collectively referred to as "cash") hereafter held by or deposited with the Subcustodian as follows:

         (a) The Subcustodian shall (i) open and maintain on its books, as the Custodian shall instruct, (x) an account or accounts in the name of the Custodian or a nominee of the Custodian and/or (y) one or more accounts each of which shall be in the name of the Custodian or a nominee of the Custodian as custodian for a single named Customer and shall contain only cash held by the Subcustodian as a fiduciary or custodian for such Customer; and (ii) open and maintain with Authorized Depositories (x) an account or accounts in its name and/or (y) one or more accounts each of which shall be in the name of the Subcustodian as a custodian for a single named Customer and shall contain only cash held by the Subcustodian as a fiduciary or custodian for such Customer. Each such account shall be subject to draft or order by the Subcustodian acting pursuant to the instructions of the Custodian under the terms of this Agreement. The Subcustodian shall maintain adequate records which identify the amount of cash held for the Custodian or each named Customer in each such account."

         Except as amended above, all the provisions of the Master Subcustodian Agreement as heretofore in effect shall remain in full force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

Banco Espirito Santo e Comercial                 Brown Brothers Harriman & Co.
de Lisboa

       /s/J. Andre                               per pro   /s/
----------------------------                            -----------------------
(signature)

Julio Andre, General Manager
----------------------------
(name/title)